Exhibit 4.2

PIPELINE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 9th day of February, 2021, by and among PIPELINE THERAPEUTICS, INC. (f/k/a Sirocco Therapeutics, Inc.), a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, the Company is party to that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Company and the other parties named therein (the “Purchase Agreement”), pursuant to which the Company is issuing shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) to certain Investors and under which certain of the obligations of the parties thereto are conditioned upon the Company’s execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”) and/or Series A-1 Preferred Stock (the “Series A-1 Preferred Stock” and together with the Series A Stock, the “Series A Preferred Stock”) and/or Series B Preferred Stock (the “Series B Preferred Stock” and collectively with the Series B Preferred Stock the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to that certain Amended and Investor Rights Agreement dated as of November 26, 2019 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement, with the Prior Agreement to be amended and restated in its entirety by this Agreement; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, managing member, officer, director, trustee or manager of such Person and any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. For purposes of this definition, “control” means, directly or indirectly, ownership of 50% or more of the legal or beneficial interest in any Person or possession of the power to direct or cause the direction of the management and/or policies of such Person, whether through the ownership of (voting) securities, by contract or otherwise.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Common Stock” means the common stock of the Company.

(d) “Competitor” means a Person engaged, directly or indirectly (including, without limitation, through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the developing small molecule therapeutics focused on neuroregeneration, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have, or have the right to designate, any members of the Board of Directors of any Competitor.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) “Holder” means any person that is party to this Agreement owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(h) “Initial Offering” means the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(i) “Major Investor” means an Investor (with its Affiliates) and any Person to whom any of the rights of such Person are assigned pursuant to Section 5.2 that owns at least 500,000 Registrable Securities (as adjusted for stock dividends, combinations, splits, recapitalizations and the like).

(j) “Person” means any individual, corporation, partnership, trust, limited liability company, joint venture, association or other entity.

(k) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

(l) “Registrable Securities” means (i) Common Stock issuable or issued upon conversion of the Shares, (ii) (A) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company held by the Investors and (B) any Common Stock held by the Investors as of the date hereof, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a person to the public either pursuant to a registration statement or Rule 144; (y) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (z) that may be sold following the Initial Offering during any ninety (90) day period by a Holder, provided that all shares of Common Stock issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during such ninety (90) day period.

(m) “Registrable Securities then outstanding” shall be the number of shares of Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(n) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3, and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed forty-five thousand dollars ($45,000) of a single special counsel for the Holders per registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(o) “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(p) “SEC” or “Commission” means the Securities and Exchange Commission.

(q) “Securities Act” shall mean the Securities Act of 1933, as amended.

(r) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to any registration hereunder.

(s) “Shares” shall mean the shares of Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(t) “Special Registration Statement” shall mean a registration statement relating to (i) any employee benefit plan, (ii) any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statement related to the issuance or resale of securities issued in such a transaction, or (iii) any stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made in compliance with Rule 144. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of Section 2.1(a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to (x) one or more affiliated partnerships or funds managed by it, (y) its directors or officers, or (z) its members or former members in accordance with their interest in the limited liability company (or equivalent outside of the United States of America), (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (E) an entity transferring to any Affiliate of such Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder. For the avoidance of doubt, with respect to Hadean Capital I AS and Hventures Capital I AB, the restrictions set out in Section 2.1(a) shall not apply in case of transfers between these entities or other entities that are funds managed by Hadean Ventures AS or Hventures AB.

(c) Each certificate, instrument or book entry representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE

COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

(f) Notwithstanding anything to the contrary contained herein, in no event will the restrictions set forth in this Section 2.1 be applicable to any shares purchased in connection with a public offering by the Company or on the open market.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least sixty percent (60%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least eighty-five percent (85%) of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, is not less than $10,000,000), then the Company shall use commercially reasonable efforts to, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter in good faith advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the fifth anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than a Special Registration Statement;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) business days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) business days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Upon the request of any Holder timely given in accordance with this Section 2.3, the Company shall, subject to the provisions of this Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration on the same terms and conditions as the other securities proposed to be sold.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company and underwriter determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty-five percent (35%) of the total amount of securities requested to be included by the Holders in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of the Initiating Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000);

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than a Special Registration Statement;

(v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3, or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Initiating Holders (excluding, for this purpose, any Registrable Securities within clause (ii) of the definition of Registrable Securities) agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective as promptly as practicable and to keep such registration statement effective (including by filing any amendments and supplements as may be necessary to keep such registration statement current and up-to-date) for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay the filing or effectiveness or suspend the use of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of at least eighty-five percent (85%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities in such Holders’ possession at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a) above.

(c) Furnish to the Holders and their attorneys, accountants and other representatives such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and provide the Holders the reasonable opportunity to review and comment on each draft of such prospectus or preliminary prospectus, and any amendment or supplement thereto, and consider and incorporate in good faith any reasonable comments furnished by such Holders.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including any “lock-ups” on behalf of the Company and its directors and officers), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event which would cause the prospectus included in such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably acceptable to the managing underwriter, , addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is as is reasonably acceptable to the managing underwriter, addressed to the underwriters.

(h) Use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders and underwriters to consummate the disposition of Registrable Securities.

(i) Promptly make available for inspection by the Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, subject to such Holders, and any attorney, accountant, agent, or other representative thereof, entering into a customary non-disclosure agreement.

(j) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a registration statement or suspending or preventing the use of any related prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable.

(k) Notify each Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l) After such registration statement becomes effective, notify each Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(m) Use commercially reasonable efforts to assist a Holder in facilitating any sales (including but not limited to private sales) or other transfers of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3, or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates, and its and their respective partners, members, managers, stockholders, officers and directors, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Affiliate or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and any related document incident to any such registration, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, Affiliate, partner, member, stockholder, officer, director, underwriter or other aforementioned Person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, stockholder officer, director, underwriter or other aforementioned Person or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, severally and not jointly with any other Holder and only if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or the indemnified party may have defenses not available to the indemnifying party in respect of such claim. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided however, that in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(d), exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and the Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that is an Affiliate, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) is a Major Investor; provided, however, that (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions applicable to a Holder set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written approval of the Initiating Holders (excluding, for this purpose, any Registrable Securities within clause (ii) of the definition of Registrable Securities), enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11 “Market Stand-Off” Agreement. Each Investor hereby agrees that such Investor shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Investor immediately before the effective date of the registration statement for the Initial Offering (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering; provided, that, all officers and directors of the Company are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning one percent or more (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The foregoing provisions of this Section 2.11 shall apply only to the Initial Offering, shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) transfer of any shares owned by a Holder in the Company to its Affiliates or any of the Holder’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder member, partner or other equity holder of the Holder agrees to be bound in writing by the restrictions set forth herein; (c) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; or (d) any shares or other securities acquired in the Initial Offering or in open market transactions following the Initial Offering. The obligations described in this Section 2.11 shall not apply to Special Registration Statements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

2.12 Agreement to Furnish Information. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Investor’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock of the Company (or other securities of the Company), each Investor shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to Special Registration Statements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Investor agrees that any transferee of any Shares shall be bound by Sections 2.11 and 2.12.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.2, 2.3, or 2.4 hereof shall terminate upon the earlier of: (i) the date three (3) years following an initial public offering that results in the conversion into Common Stock of all outstanding shares of Preferred Stock; (ii) with respect to a Holder such time as the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period, or (iii) upon an “Acquisition” or “Asset Transfer” as defined in the Restated Certificate. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true and complete books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under U.S. generally accepted accounting principles consistently applied. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to Sections 3.1(b) and (c) below shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(b) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, the Company will furnish to each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor), an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income and an audited statement of cash flows of the Company for such year, all prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein), certified by independent public accountants of nationally recognized standing selected by the Board (or a committee thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

(c) The Company will furnish to each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor), as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of the Company as of the end of each month, and an unaudited statement of income and an unaudited statement of cash flows of the Company for such period and for the current fiscal year to date, if available, including a comparison to plan figures for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish to each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor), an annual budget and operating plans for the next fiscal year (and as soon as available, any subsequent material revisions thereto) as soon as practicable but in any event within thirty (30) days before the end of each fiscal year.

(e) The Company will furnish the latest updated capitalization table of the Company (i) to each Major Investor within five (5) business days of any change thereto (other than (a) grants of options to employees and consultants to purchase Common Stock, (b) repurchases at cost from former employees and consultants of the Company in connection with the cessation of their service to the Company or (c) any transfers by any stockholder to an Affiliate for no consideration or for estate planning purposes), and (ii) to any Major Investor within five (5) business days of request by such Major Investor.

3.2 Inspection Rights. Each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor) and its attorneys, accountants and other representatives shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, examine its books of account and records and make copies thereof as such Major Investor may reasonably request, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, accountants and advisors, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 (a) with respect to any person or entity that the Board determines in good faith is a Competitor of the Company or (b) with respect to information which the Board determines in good faith is a trade secret or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company and that is known by such Investor, except that such Investor may disclose such proprietary or confidential information (i) to any existing or prospective Affiliate or partner, member, stockholder, subsidiary or parent of such Investor or Affiliate as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (iii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of this Agreement, including, without limitation, quarterly or annual reports, or (v) as required by applicable law, rule, regulation, proceeding, court order, or request of any governmental or regulatory agency. Notwithstanding the foregoing, the Funds (as defined in Section 3.15) shall not be restricted or prohibited from evaluating and participating in other investment opportunities on the basis of having access to confidential information of the Company. Furthermore, The Company understands and acknowledges that in the regular course of the Funds’ business, the Funds will invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to the Fund.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board, all stock options and other stock equivalents issued by the Company after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following either the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. If employees are permitted to early exercise unvested options or are granted restricted stock awards, unless otherwise approved by the Board, the repurchase option shall provide that upon termination of the employment of the stockholder, with or without cause, the Company or its assignee (to the extent permissible under any applicable securities law qualification) shall retain the option to repurchase at cost (or the lesser of cost or fair market value) any unvested shares held by such stockholder.

3.6 Proprietary Information and Inventions Agreement. The Company shall require all current and former employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s legal counsel or Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements without the approval of the Board (including the affirmative vote of at least three (3) of the Preferred Directors (the “Preferred Board Approval”).

3.7 Directors’ Liability and Indemnification. The Restated Certificate and Amended and Restated Bylaws, as may be amended from time to time, shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.8 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

3.9 Board Matters; Reimbursement of Expenses. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. The Company will promptly reimburse all reasonable documented costs and expenses incurred by non-employee members of the Board, the Hadean Observer (as defined in Section 3.10(c)) and the Sectoral Observer (as defined in Section 3.10(b), and the Company’s obligation to reimburse the costs and expenses of the Sectoral Observer shall only apply if and when Sectoral does not have a Series B Preferred Director who is entitled to reimbursement of such director’s costs and expenses under this Section 3.9) in attending Board meetings, attending any Board committee meetings, and performing the Company’s business at the request of the Company consistent with the Company’s reasonable travel policy in effect from time to time; provided that the Company shall have delivered a copy of such travel policy (including any revisions thereto) in writing to each non-employee member of the Board, the Hadean Observer (as defined below) and the Sectoral Observer (as defined below).

3.10 Observer Rights.

(a) As long as Versant Venture Capital VI, L.P., a Delaware limited partnership (or its Affiliates) (collectively, “Versant”) owns at least 500,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Versant to attend all non-executive session meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as its directors in connection therewith; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a Competitor of the Company. Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 3.3 of this Agreement with the Company prior to the exercise of the rights contained in this Section 3.10(a).

(b) As long as New Emerging Medical Opportunities IV SCSp, a Luxembourg special limited partnership (or its Affiliates) (collectively, “Sectoral”) owns at least 500,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Sectoral (the “Sectoral Observer”) to attend all non-executive session meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as its directors in connection therewith; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a Competitor of the Company. Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 3.3 of this Agreement with the Company prior to the exercise of the rights contained in this Section 3.10(b).

(c) As long as Hadean Capital I AS and Hventures Capital I AB (and any of their Affiliates) (collectively, “Hadean”) together own in aggregate at least 500,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Hadean (the “Hadean Observer”) to attend all non-executive session meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as its directors in connection therewith; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a Competitor of the Company. Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 3.3 of this Agreement with the Company prior to the exercise of the rights contained in this Section 3.10(c).

3.11 Board Approvals. So long as any shares of Preferred Stock remain outstanding, the Company shall not without (in addition to any other vote required by law or the Restated Certificate) first obtaining the approval by vote or written consent, as provided by law, of Preferred Board Approval:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(c) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) implement or change a cash investment policy of the Company;

(e) incur any aggregate indebtedness or make any aggregate expenditures in excess of $150,000 in any calendar year that is not already included in budget approved by the Board, other than trade credit;

(f) hire or fire any of the executive officers, or approve, authorize or change the compensation, equity incentive or severance arrangements of the executive officers, including approving (i) any option or equity plans or any material amendments thereto or (ii) any awards to executive officers pursuant thereto;

(g) change the principal business of the Company, enter new lines of business, or exit any current line of business;

(h) sell, transfer, license, pledge or encumber technology or intellectual property of the Company, other than licenses granted in the ordinary course of business;

(i) enter into any corporate strategic relationship, joint venture, partnership or licensing arrangement involving the payment, contribution, license or assignment by the Company or to the Company of assets greater than $200,000;

(j) adopt or amend the annual budget of the Company; or

(k) enter into any related party transaction with (i) any of the Company’s then-serving officers or directors or (ii) any employee of the Company other than standard employment agreements or Proprietary Information and Inventions Agreements entered into in the ordinary course of business and previously approved by the Board.

For purposes of clarity, the Company’s license of its intellectual property pursuant to the terms of the side letter agreement, dated November 26, 2019, with RusBio Ventures LLC, acting as the General Partner of RBV LP in the name and on behalf of all parties to the Investment Partnership Agreement (IPA) of RBV LP, dated October 10, 2014, as in effect on the date hereof (the “RBV Agreement”), shall not require a separate vote of the Preferred Board Approval pursuant to this Section 3.11.

3.12 Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance of at least $2,000,000.00 on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board (including the affirmative vote of at least one (1) of the Series A Preferred Directors and the affirmative vote of at least one (1) of the Series B Preferred Directors (as defined in the Restated Certificate)) determines that such insurance should be discontinued.

3.13 CFIUS. To the extent that the Company engages in the design, fabrication, development, testing, production or manufacture of critical technologies within the meaning of the 31 C.F.R. Part 800, whether because of a new categorization of technology by the U.S. government or otherwise, the Company shall promptly provide notice to each holder of the Company’s Preferred Stock and/or Common Stock.

3.14 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.15 Right to Conduct Activities. The Company hereby agrees and acknowledges that the Investors (together with their Affiliates, are sometimes collectively referred to herein as the “Funds”) are professional investment funds that from time to time (a) make or hold investments in, or trade in public securities of companies that are or may become engaged in activities that are competitive with the Company’s business, as it is currently conducted or as it may be conducted in the future and (b) engage in other activities which may be deemed competitive with the Company’s business as it is currently conducted or as it may be conducted in the future. The Company hereby agrees that, to the extent permitted under applicable law, no Fund shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Fund to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. Subject to clauses (x) and (y) above, nothing in this Agreement shall preclude, create an obligation or duty, or in any way restrict the Funds from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, whether or not such enterprise has products or services which compete with those of the Company.

3.16 Termination of Covenants. Unless otherwise specified, all covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.7, 3.8, 3.14, and 3.15) shall expire and terminate as to each Investor upon the earliest of (i) the effective date of the registration statement pertaining to an initial public offering that results in the conversion into Common Stock of all outstanding shares of Preferred Stock, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) upon an “Acquisition” or “Asset Transfer” as defined in the Restated Certificate.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) outstanding immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any equity security of the Company convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other equity security of the Company (including any option to purchase such a convertible security), (iii) any equity security of the Company carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security of the Company, (iv) any such warrant or right or (v) any debt securities that may be convertible into equity securities of the Company.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same (the “Offer”). Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its applicable pro rata share of such Equity Securities as determined pursuant to Section 4.1 for the price and upon the terms and conditions specified in the Offer by giving written notice to the Company (the “Notice of Acceptance”) and stating therein the quantity of Equity Securities to be purchased. Notwithstanding anything to the contrary in this Section 4.2, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. At the expiration of such fifteen (15) day period referenced in Section 4.2, if not all of the Major Investors elect to purchase their pro rata share of Equity Securities as determined pursuant to Section 4.1, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares on a pro rata basis. Each Major Investor that is so notified shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed shares. If all of the Equity Securities referred to in the Offer are not elected to be purchased or acquired as provided in Sections 4.1, 4.2, or this

Section 4.3, the Company shall have ninety (90) days thereafter to sell the unsubscribed portion of such Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof or materially less favorable to the Company than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering that results in the Preferred Stock being converted into Common Stock or (ii) an Acquisition. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with respect to all Major Investors holding Registrable Securities with and only with the written consent of (A) the Company and (B) Major Investors holding at least sixty percent (60%) of the Registrable Securities held by all Major Investors (excluding, for this purpose, any Registrable Securities within clause (ii) of the definition of Registrable Securities) (the “Requisite Major Investor Majority”), or as permitted by Section 5.5; provided, however, that if, after giving effect to any such waiver of Section 4 with respect to a particular transaction, a Major Investor (a “Purchasing Investor”) purchases securities in such transaction or issuance, such waiver of the provisions of Section 4 shall be deemed to apply to each other Major Investor whose rights were waived or amended without the affirmative vote of such Major Investor (each such Major Investor, a “Non-Waiving Investor”) only if such Non-Waiving Investor has been provided the opportunity to purchase a pro rata share of the Equity Securities being offered by the Company in such transaction equivalent to the largest pro rata share of such Equity Securities purchased by any Purchasing Investor; provided, further, such Non-Waiving Investor must confirm its election to purchase the Equity Securities within fifteen (15) days of receiving written notice of such opportunity from the Company).

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall not be applicable to the issuance or deemed issuance of shares excluded from the definition of “Additional Shares of Common Stock” (as defined in the Restated Certificate) in the Restated Certificate. In addition to the foregoing, the right of first offer in this Section 4 shall not be applicable with respect to any Major Investor in any subsequent offering of shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of shares is otherwise being offered only to accredited investors.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware.

5.2 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and its Exhibits. Except as specifically provided herein, there are no intended third party beneficiaries to this Agreement other than the parties listed on the signature pages hereto.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein; provided that the parties hereto shall use their good faith reasonable efforts to agree to and execute alternate means to achieve the same or substantially the same economic or other result as that contemplated by such provision.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended, terminated or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the (i) Company and (ii) the Initiating Holders; provided that any amendment or waiver of the second sentence of Section 4.4 shall require the prior written consent of the Requisite Major Investor Majority, except as otherwise specified therein; and provided, further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (I) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (except as provided in Section 4.4), (II) any section of this Agreement applicable to the Major Investors (including this clause (II) of Section 5.5) may not be amended, modified, terminated or waived without the written consent of the Requisite Major Investor Majority, (III) the rights of Sectoral under Sections 3.9, 3.10(b), 3.13, 3.15 and this clause (III) of this Section 5.5 may not be amended, modified, terminated or waived without the written consent of Sectoral, (IV) Section 3.11 may not be amended or modified to require a Preferred Board Approval for the Company’s license of its intellectual property pursuant to the terms of the RBV Agreement without the written consent of RBV, (V) the rights of Versant under Sections 3.9 and 3.10(a) and this clause (V) of this Section 5.5 may not be amended, modified, terminated or waived without the written consent of Versant, (VI) the rights of Hadean under Sections 3.9, 3.10(c), 3.13, 3.15 and this clause (VI) of this Section 5.5 may not be amended, modified, terminated or waived without the written consent of Hadean, and (VII) the rights of Baker Brothers Advisors, LP and its Affiliates (“Baker Bros.”) under Sections 3.9, 3.13, 3.15 and this clause (VII) of this Section 5.5 may not be amended, modified, terminated or waived without the written consent of Baker Bros. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address or electronic mail address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder and no action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor.

5.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile or other electronic signatures shall be as effective as original signatures.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety and superseded by this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

5.15 Waiver of Conflicts. Each party to this Agreement acknowledges that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson”), counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure and (b) gives its informed consent to Gunderson’s representation of certain of the

Investors in such unrelated matters and to Gunderson’s representation of the Company in connection with this Agreement and the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTORS:

PIPELINE THERAPEUTICS, INC.		VERSANT VENTURE CAPITAL VI, L.P.

BY: VERSANT VENTURES VI GP, L.P.
By:	/s/ Carmine Stengone	ITS: GENERAL PARTNER
Name:	Carmine Stengone
Title:	Chief Executive Officer	BY: VERSANT VENTURES VI GP-GP, LLC
ITS: GENERAL PARTNER
Address:

		By:	/s/ Clare Ozawa
		Name:	Clare Ozawa
		Title:	Managing Director

VERSANT VENTURE CAPITAL IV, L.P.

BY: VERSANT VENTURES IV, LLC
ITS: GENERAL PARTNER

		By:	/s/ Bradley Bolzon
		Name:	Bradley J. Bolzon
		Title:	Managing Director

VERSANT SIDE FUND IV, L.P.

BY: VERSANT VENTURES IV, LLC
ITS: GENERAL PARTNER

		By:	/s/ Bradley Bolzon
		Name:	Bradley J. Bolzon
		Title:	Managing Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VERSANT VANTAGE I, L.P.

BY: VERSANT VANTAGE I GP, L.P.
BY: VERSANT VANTAGE I GP-GP, LLC
ITS: GENERAL PARTNER

By:	/s/ Clare Ozawa
Name:	Clare Ozawa
Title:	Managing Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SRLN HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Authorized Signatory

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	Chief Operating Officer

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CASDIN PRIVATE GROWTH EQUITY FUND, L.P.
By: Casdin Private Growth Equity Fund GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Name:	Kevin O’Brien
Title:	General Counsel

CASDIN PARTNERS MASTER FUND, L.P.
By: Casdin Partners GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Name:	Kevin O’Brien
Title:	General Counsel

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc.

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY FUND

By: Franklin Advisers, Inc.

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SAMSARA BIOCAPITAL, L.P.

By: Samsara BioCapital GP, LLC, General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju, MD, PhD
Title:	Managing Member

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

AVERILL MASTER FUND, LTD.

By:	/s/ Glenn Shepard
Name:	Glenn Shepard
Title:	Authorized Signatory

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

RED TREE VENTURE FUND, L.P.

By: Red Tree GP, LLC
Its: General Partner

By:	/s/ Heath Lukatch
Name:	Heath Lukatch, Ph.D.
Title:	Managing Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

DRIEHAUS LIFE SCIENCES MASTER FUND, L.P.

By: Driehaus Capital Management LLC, its investment advisor

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

GRAYS CREEK CAPITAL PARTNERS FUND I, LP

By:	/s/ Jason R. Little
Name:	Jason R. Little
Title:	Managing Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

DITCH PLAINS PRIVATE INVESTMENTS LP

By:	/s/ Mark A. Varrichio, Jr.
Name:	Mark A. Varrichio, Jr.
Title:	General Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIXTY DEGREE CAPITAL FUND II, L.P.
By: Sixty Degree Capital Fund II GP Inc.
Its: General Partner

By:	/s/ Jian Guo
Name:	Jian Guo
Title:	President

By:	/s/ Feng Zu
Name:	Feng Zu
Title:	Secretary

SIXTY DEGREE CAPITAL FUND II-A, L.P.
By: Sixty Degree Capital Fund II GP Inc.
Its: General Partner

By:	/s/ Jian Guo
Name:	Jian Guo
Title:	President

By:	/s/ Feng Zu
Name:	Feng Zu
Title:	Secretary

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

MFINE LIMITED

By:	/s/ Stephen Thacher
Name:	Stephen Thacher
Title:	Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NEW EMERGING MEDICAL OPPORTUNITIES IV SCSP

By:	/s/ Michael Sjöström
Name:	Michael Sjöström
Title:	Sr. Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CLEVA PHARMA CAPITAL, LLC

By:	/s/ Todd Brady
Name:	Todd Brady
Title:	Manager

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

RUSBIO VENTURES LLC

By:	/s/ Alexey Konov
Name:	Alexey Konov
Title:	General Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

HADEAN CAPITAL I AS

By:	/s/ Ingrid Teigland Akay
Name:	Ingrid Teigland Akay
Title:	Managing Partner

By:	/s/ Walter Stockinger
Name:	Walter Stockinger
Title:	Managing Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

HVENTURES CAPITAL I AB

By:	/s/ Ingrid Teigland Akay
Name:	Ingrid Teigland Akay
Title:	Managing Partner

By:	/s/ Walter Stockinger
Name:	Walter Stockinger
Title:	Managing Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

HELICASE VENTURE FUND I, L.P.
By: Helicase Venture, LLC
Its: General Partner

By:	/s/ Richard Tsai
Name:	Richard Tsai
Title:	Managing Partner

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]